FIRST SUPPLEMENTAL INDENTURE
                          ----------------------------

        This First Supplemental Indenture ("First Supplement") dated as of August 31, 1993, among Town & Country Corporation, a Massachusetts corporation (the "Company"), Shawmut Bank, N.A., a national banking association, as trustee (the "Trustee") and the Guarantors listed on the signature pages hereto. All capitalized terms used and not defined herein shall have the meanings ascribed to such terms in the Indenture dated as of May 14, 1993 among the Company, the Trustee and the Guarantors (the "Indenture").

        WHEREAS, the Company, the Trustee and the Guarantors desire to amend the Indenture to the extent set forth in this First Supplement; and

        WHEREAS, in accordance with Section 9.02 of the Indenture, each Securityholder has consented to this First Supplement.

        NOW, THEREFORE, the Company, the Guarantors and the Trustee hereby agree as follows:

        1. Article 1 of the Indenture is hereby amended as follows:

           (a) By adding thereto, in the appropriate alphabetical order, the following new defined terms:

               "'Collateral Proceeds Offer' has the meaning set forth in Section 3.09

               'Collateral Proceeds Offer Amount' has the meaning set forth in
               Section 3.09.

               'Collateral Proceeds Offer Date' has the meaning set forth in
               Section 3.09.

               'Collateral Proceeds Offer Redemption Date' has the meaning set forth in Section 3.09.

           (b) By deleting the definition "fiscal year" appearing therein in its entirety and substituting therefor the following:

               "'fiscal year' of the Company shall mean the fifty-two or

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               fifty-three week period, as the case may be, ending on the last
               Sunday in February of each year."

        2. Article 3 of the Indenture is hereby amended by adding thereto a new
Section 3.09 as follows:

"Section 3.09. Collateral Proceeds Offers.

           (a) Without limiting the obligations of the Company under Sections 3.02(a) and (b), the Company may at any time at which it holds Collateral Proceeds make an offer in accordance with this Section 3.09 (a "Collateral Proceeds Offer") to the Securityholders to redeem an amount of Securities not in excess of the amount of Collateral Proceeds then held by the Company (the "Collateral Proceeds Offer Amount"), at a redemption price which shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest to and including the date of redemption.

           (b) On or before the date fifteen (15) days prior to the date on which the Company intends to make a Collateral Proceeds Offer (the "Collateral Proceeds Offer Date"), the Company shall deliver to the Trustee an Officers' Certificate stating:

               (i) the redemption price;

               (ii) the date fixed for redemption which shall be the Business Day next succeeding the twentieth Business Day following the date of the Collateral Proceeds Offer Date (the "Collateral Proceeds Offer Redemption Date");

               (iii) the maximum aggregate principal amount of Securities that may be redeemed; and

               (iv) whether it requests the Trustee to give notice to each Securityholder as required under Section 3.09(c).

           (c) The Company shall make a Collateral Proceeds Offer by mailing no later than the Collateral Proceeds Offer Date notice by first-class mail to each Securityholder.

        The notice, which shall govern the terms of the Collateral Proceeds Offer, shall state:

               (i) the redemption price;

               (ii) the Collateral Proceeds Offer Redemption Date;

               (iii) the maximum aggregate principal amount of Securities that may be redeemed;

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               (iv) the name and address of the Paying Agent;

               (v) that any Security not tendered or not accepted for payment will continue to accrue interest;

               (vi) that Securities called for redemption pursuant to this
           Section 3.09 must be surrendered to the Paying Agent to collect the redemption price;

               (vii) that any Security accepted for payment pursuant to the Collateral Proceeds Offer shall cease to accrue interest after the Collateral Proceeds Offer Redemption Date;

               (viii) that any Securityholder electing to have a Security redeemed pursuant to the Collateral Proceeds Offer will be required to provide written notice of such election to the Trustee on or before the date ten (10) days preceding the Collateral Proceeds Offer Redemption Date, and will be required to surrender the Security duly endorsed in blank to the Paying Agent at the address specified on the notice at least five (5) days before the Collateral Proceeds Redemption Date, together with a copy of such Securityholder's election to accept the Company's offer to redeem such Security or a letter acknowledging such Securityholder's election to accept the Company's offer to redeem such Security;

               (ix) that Securityholders will be entitled to withdraw their election if the Trustee receives, not later than three (3) Business Days prior to the Collateral Proceeds Redemption Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Securityholder, the principal amount of any Securities the Securityholder delivered for redemption and statement that such Securityholder is withdrawing his election to have such Securities redeemed;

               (x) that Securityholders whose Securities were accepted for payment only in part will be issued new Securities equal in principal amount to the unredeemed portion of the Securities surrendered; and

               (xi) the CUSIP number of the Securities, if any.

        At the Company's request, the Trustee shall give notice of a Collateral Proceeds Offer in the Company's name and at its expense.

        A Securityholder receiving a Collateral Proceeds Offer may elect to have redeemed any or all Securities held by such Securityholder to which the Collateral Proceeds Offer relates by providing written notice thereof to the Trustee so as to be received by the Trustee on or before the date ten (10) days preceding the Collateral Proceeds Offer Redemption Date.

        In the event that Securities in an aggregate principal amount in excess of the Collateral

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Proceeds Offer Amount are tendered and not withdrawn, then the Company shall purchase Securities on a pro rata basis based on the principal amount of Securities tendered (with such adjustment as may be deemed fair and appropriate by the Trustee so that only Securities in denominations of $50.00 or integral multiples of $50.00 shall be redeemed). The Company shall notify each Holder electing to have Securities redeemed at least one Business Day prior to the Collateral Proceeds Redemption Date as to the principal amount of Securities held by such Holder to be redeemed.

           (d) Not less than one Business Day prior to the Collateral Proceeds Redemption Date, if any Securityholders shall have surrendered their Securities pursuant to the Collateral Proceeds Offer, the Company shall deposit with the Paying Agent in immediately available funds money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities to be redeemed on that date up to the maximum amount required under this Section. The Paying Agent shall return to the Company any money not required for that purpose.

           (e) On the Collateral Proceeds Redemption Date, Securities surrendered to and accepted for payment by the Paying Agent shall be paid at the redemption price, plus accrued and unpaid interest to and including the Collateral Proceeds Redemption Date.

           (f) Upon surrender of a Security that is redeemed in part, the Company shall execute and issue, the Guarantors shall endorse, and the Trustee shall authenticate for the Securityholder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

           (g) The obligation of the Company to redeem Securities pursuant to
Section 3.02(a) or (b) on any Collateral Redemption Date shall be reduced by an amount equal to 100% of the principal amount of the Securities that the Company has delivered to the Trustee for cancellation through its redemption pursuant to this Section 3.09 during the period from the date following the preceding Collateral Redemption Date to but not including such Collateral Redemption Date.

        3. The form of Security attached to the Indenture as Exhibit "A" is hereby deleted in its entirety and the form of Security attached hereto as Exhibit "A" substituted therefor.

        4. Except as expressly amended hereby, the terms and provisions of the Indenture are hereby ratified, confirmed and remain in full force and effect.

                                  [End of Text]

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        IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed as of the date first above written.

                                        COMPANY:

                                        TOWN & COUNTRY CORPORATION


                                        By: /s/ Francis X. Correra
                                            ___________________________________
                                            Name: Francis X. Correra
                                            Title: Sr. V.P. amd C.F.O.


                                        GUARANTORS:

                                        TOWN & COUNTRY FINE JEWELRY
                                        GROUP, INC.


                                        By: /s/ Francis X. Correra
                                            ___________________________________
                                            Name: Francis X. Correra
                                            Title: Vice President


                                        L.G. BALFOUR COMPANY, INC.


                                        By: /s/ Francis X. Correra
                                            ___________________________________
                                            Name: Francis X. Correra
                                            Title: Exec. Vice President


                                        GOLD LANCE, INC.


                                        By: /s/ Francis X. Correra
                                            ___________________________________
                                            Name: Francis X. Correra
                                            Title: Treasurer


                                        TRUSTEE:

                                        SHAWMUT BANK, N.A., as Trustee


                                        By: /s/ Lee E. MacDonald
                                            ___________________________________
                                            Name: Lee E. MacDonald
                                            Title: Assistant Vice Presiden


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